EMPLOYMENT AGREEMENT

          This Employment Agreement is made and entered into on August 1, 1996 (the "Effective Date") by and between Broyhill Furniture Industries, Inc., a North Carolina corporation ("Broyhill") and Brent
     B. Kincaid ("Executive").

          WHEREAS, Executive is now and has been employed by Broyhill in senior management executive positions and is broadly experienced in all facets of Broyhill's operations; and

          WHEREAS, it is in the best interests of Broyhill to assure that it will have the continued dedication of Executive;

          NOW THEREFORE, for good and valuable consideration and in order to induce Executive to remain in the employ of Broyhill, the parties covenant and agree as follows:

          1. Definitions. The following terms shall have the following meanings for purposes of this Agreement.

          a. "Cause" means (i) an act or acts of personal dishonesty taken by Executive and intended to result in substantial personal enrichment of Executive at the expense of Broyhill, (ii) violations by Executive of this Agreement or Executive's employment obligations to Broyhill which are demonstrably willful on Executive's part and which are not remedied within a reasonable period of time after receipt of written notice from Broyhill, or (iii)the conviction of Executive of a felony involving moral turpitude.

          b. "Disability" means the incapacity to attend to and perform effectively one's duties and responsibilities which continues for at least 26 weeks after its commencement, as determined by a physician selected by Broyhill.

          c. "Employment Period" that period beginning on the Effective Date and ending upon Executive's retirement or earlier termination of employment.

          2. Employment. Broyhill agrees to employ Executive, and Executive agrees to serve Broyhill in an executive, managerial and supervisory capacity, subject to the direction and control of the Board of Directors of Broyhill, all upon the terms and conditions hereinafter set forth. During the Employment Period:

          a. Executive's position (including, without limitation, status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date,

          b.     Executive's services shall be performed at the location





          where the Executive is employed on the Effective Date, or at any office or location not more than thirty-five (35) miles from such location,

          c. Executive shall continue to receive an annual base salary at least equal to the annual base salary payable to the Executive by Broyhill on the Effective Date ("Base Salary"),

          d. Executive shall continue to have an annual cash bonus potential, either pursuant to the Broyhill Executive Incentive Plan in effect on the Effective Date or pursuant to a similar incentive compensation plan of Broyhill, at least equal to the level in existence on the Effective Date ("Annual Bonus"), and

          e. Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable to other key executive employees of Broyhill ("Benefit Plans").

     The failure of Broyhill, without Executive's consent, to comply with the terms and conditions of employment as set forth in this Section 2 shall constitute "Good Reason" for Executive's termination of his employment with Broyhill.

          3. Best Efforts. Executive agrees during the Employment Period to devote his best efforts and substantially all of his business time and attention to the business of Broyhill, it being agreed that the Executive will have complied with this obligation if he devotes to the business of Broyhill his same best efforts and the same time and attention to the business of Broyhill that he has devoted to the business of Broyhill during the twelve months next preceding the Effective Date. Executive agrees that he will perform such other executive duties for Broyhill and for Broyhill's subsidiaries relating to its business as the Board of Directors of Broyhill may reasonably direct.

          4. Term. Subject to the provisions of this Section 4 of this Agreement, either party shall have the right to terminate the Employment Period at any time. If Executive's employment with Broyhill is terminated by Broyhill, other than for Cause or as a result of his death or Disability, or if Executive terminates his employment with Broyhill for Good Reason, then Broyhill will, for the greater of (a) the period ending three years after the Effective Date or (b) a period of one year after the termination date (or, if shorter, until Executive reaches "Normal Retirement Age" (as such concept is used in the primary retirement plan in which Executive is a participant on the Effective Date)), (i) pay to Executive as and when normally payable his Base Salary as in effect on the date of termination and an amount equal to the average Annual Bonus received by such Executive for the past three years prior to termination (or a pro-rated portion of such average Annual Bonus) and (ii) subject to program eligibility requirements and continuation of programs by Broyhill, continue his participation in the Benefit Plans in which he





     was participating on the date of termination of employment.

          5. Non-Competition. During the three-year period commencing on the Effective Date and, if longer, while employed by Broyhill, and for a period of one year after termination of employment, Executive shall not, without the prior written consent of Broyhill, directly or indirectly, own, control, finance, manage, operate, join or participate in the ownership, control, financing, management or operation of, or be connected as an employee, consultant or in any other capacity with, any business engaged in the manufacture or distribution of residential furniture in the United States. Nothing in this Section 5 shall, however, restrict Executive from making investments in other ventures which are not competitive with Broyhill, or restrict Executive from owning less than one percent (1%) of the outstanding securities of companies listed on a national stock exchange or actively traded in the "over-the-counter" market. In addition, if the Employment Period is terminated by Broyhill (other than for Cause) and the Executive elects to forego the payments called for in Section 4 hereof, the provisions of this Section 5 shall not apply. Should any of the terms of this Section 5 be found to be unenforceable because they are over-broad in any respects then they shall be deemed amended to the extent, and only to the extent, necessary to render them enforceable. Both parties stipulate that money damages would be inadequate to compensate for any breaches of the terms of this Section 5, and that such terms shall be enforceable through appropriate equitable relief, without the necessity of proving actual damages and to an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights and remedies to which Broyhill may be entitled.

          6. Confidentiality. During the Employment Period and at all times thereafter, Executive shall maintain the confidentiality of, and shall not disclose to any person (except as his duties as an employee of Broyhill may require) any non-public information concerning Broyhill or its business.

          7. Miscellaneous. This Employment Agreement shall be binding upon and shall inure to the benefit of Executive's heirs, executors, administrators and legal representatives, and shall be binding upon and inure to the benefit of Broyhill and its successors and assigns. This Agreement shall supersede and stand in place of any and all other agreements between Executive and Broyhill regarding severance pay and/or any and all severance pay benefits pursuant to any plan or practice of Broyhill. This Employment Agreement shall take effect as of the day and year first above set forth, and its validity, interpretation, construction and performance shall be governed by the laws of the State of North Carolina.

          9. Indemnification. In the event that either party hereto is required to pursue litigation against the other party to enforce his or its rights hereunder, the prevailing party in any such litigation shall be entitled to reimbursement of the costs and expenses of such litigation, including attorney's fees.





          10. Waivers. In consideration of the undertakings of Broyhill set forth in this Agreement, Executive hereby irrevocably waives and forever releases any and all claims and causes of action of any nature whatsoever that Executive has or may have against Broyhill or any of its officers, directors, employees or agents arising out of the negotiation, execution, delivery or terms of this Agreement, including, without limitation, any claims arising under the Age Discrimination in Employment Act, 29 U.S.C. Section 21 et seq., and any state or local law relating to age discrimination.

          11. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter, and no waiver, modification or change of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification or change is sought to be enforced.

          IN WITNESS WHEREOF, the parties hereto have each executed this Agreement the date set forth below.



                                       BROYHILL FURNITURE
                                       INDUSTRIES, INC.


                                       By: David P. Howard
                                          ------------------------
                                           Vice-President
     Agreed to and Approved:

     FURNITURE BRANDS                  BRENT B. KINCAID
     INTERNATIONAL, INC.


     By:  Richard B. Loynd             By: Brent B. Kincaid
        --------------------              ------------------------
          Chairman of the Board